                                                                      Exhibit 23



                        Consent of Independent Auditors
                        -------------------------------



The Board of Directors
Markel Holdings, Inc.

We consent to incorporation by reference in Registration Statement No. 333-88609 on Form S-4 of Markel Holdings, Inc. of our report dated February 1, 2000, relating to the balance sheet of Markel Holdings, Inc., a wholly-owned subsidiary of Markel Corporation (the Company) as of December 31, 1999 and the related statements of income, changes in shareholder's equity, and cash flows for the period from August 25, 1999 (Inception) through December 31, 1999, which report appears in the Company's 1999 annual report on Form 10-K.




                                                                        KPMG LLP



Richmond, Virginia
March 15, 2000